                                    AMENDED AND RESTATED
                               INVESTMENT ADVISORY AGREEMENT

      AGREEMENT  made  as of the  1st  day of  January,  2005,  by and  between  OPPENHEIMER
AMT-FREE MUNICIPALS (the "Fund"), and OPPENHEIMERFUNDS, INC. ("OFI").

      WHEREAS,  the Fund is an open-end,  diversified  investment company registered as such with the Securities and Exchange  Commission (the  "Commission")  pursuant to the Investment
Company  Act of 1940  (the  "Investment  Company  Act") and OFI is a  registered  investment adviser;

      WHEREAS,  this Agreement amends and restates the Investment  Advisory  Agreement dated
October 22, 1990, by and between the Fund and OFI;

      NOW, THEREFORE,  in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      The  Fund  hereby  employs  OFI and OFI  hereby  undertakes  to act as the  investment adviser of the Fund and to  perform  for the Fund such other  duties  and  functions  as are hereinafter  set  forth.  OFI  shall,  in all  matters,  give to the Fund  and its  Board of
Trustees the benefit of its best judgment,  effort, advice and recommendations and shall, at all times  conform  to,  and use its best  efforts  to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions  of  state  or  federal  law;  (iii)  the  provisions  of  the
Declaration  of Trust and By-Laws of the Fund as amended  from time to time;  (iv)  policies and  determinations  of the Board of Trustees of the Fund; (v) the fundamental  policies and investment  restrictions  of the Fund as reflected in its  registration  statement under the
Investment  Company Act or as such policies may, from time to time, be amended by the Fund's shareholders;  and (vi) the Prospectus  and Statement of Additional  Information of the Fund
in  effect  from  time to time.  The  appropriate  officers  and  employees  of OFI shall be available upon reasonable  notice for consultation  with any of the trustees and officers of the Fund with  respect to any  matters  dealing  with the  business  and affairs of the Fund including  the  valuation  of any of the Fund's  portfolio  securities  which are either not registered for public sale or not being traded on any securities market.

2.    Investment Management.

      (a) OFI shall,  subject to the  direction and control by the Fund's Board of Trustees,
(i) regularly provide investment advice and  recommendations to the Fund with respect to its investments,  investment  policies and the purchase and sale of  securities;  (ii) supervise continuously  the  investment  program of the Fund and the  composition of its portfolio and determine  what  securities  shall be  purchased  or sold by the Fund;  and  (iii)  arrange, subject to the provisions of paragraph "7" hereof,  for the purchase of securities and other investments  for the Fund and the  sale of  securities  and  other  investments  held in the portfolio of the Fund.

      (b) Provided  that the Fund shall not be required to pay any  compensation  other than as provided by the terms of this  Agreement  and subject to the  provisions of paragraph "7"
hereof,  OFI may  obtain  investment  information,  research  or  assistance  from any other person,  firm or  corporation  to  supplement,  update or otherwise  improve its  investment management services.
      (c)  Provided  that  nothing  herein  shall be  deemed  to  protect  OFI from  willful misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or reckless disregard of its obligations  and duties under this  Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any matters to which this Agreement relates.

      (d) Nothing in this Agreement  shall prevent OFI or any officer thereof from acting as investment adviser for any other person,  firm or corporation and shall not in any way limit or restrict OFI or any of its directors,  officers,  stockholders  or employees from buying, selling or trading any  securities for its own account or for the account of others for whom it or they may be  acting,  provided  that  such  activities  will not  adversely  affect or otherwise  impair the performance by OFI of its duties and obligations  under this Agreement and under the Investment Advisers Act of 1940.

3.    Other Duties of OFI.

      OFI  shall,  at  its  own  expense,  provide  and  supervise  the  activities  of  all administrative  and clerical  personnel as shall be required to provide effective  corporate administration for the Fund,  including the compilation and maintenance of such records with respect to its operations as may reasonably be required;  the preparation and filing of such reports  with  respect  thereto  as shall be  required  by the  Commission;  composition  of periodic  reports  with  respect  to its  operations  for  the  shareholders  of  the  Fund;
composition of proxy materials for meetings of the Fund's  shareholders  and the composition of  such  registration  statements  as  may be  required  by  federal  securities  laws  for continuous  public sale of shares of the Fund. OFI shall, at its own cost and expense,  also provide the Fund with adequate office space, facilities and equipment.

4.    Allocation of Expenses.

      All other costs and expenses not expressly assumed by OFI under this Agreement,  or to be paid by the  General  Distributor  of the shares of the Fund,  shall be paid by the Fund, including,  but not limited to (i) interest and taxes;  (ii)  brokerage  commissions;  (iii)
premiums  for fidelity  and other  insurance  coverage  requisite  to its  operations;  (iv)
compensation  and expenses of its trustees  other than those  associated or affiliated  with
OFI; (v) legal and audit  expenses;  (vi)  custodian  and transfer  agent fees and expenses;
(vii) expenses  incident to the redemption of its shares;  (viii)  expenses  incident to the issuance of its shares against payment therefor by or on behalf of the subscribers  thereto;
(ix) fees and expenses,  other than as hereinabove  provided,  incident to the  registration under  federal  securities  laws of shares of the Fund for  public  sale;  (x)  expenses  of printing and mailing reports,  notices and proxy materials to shareholders of the Fund; (xi)
except as noted  above,  all other  expenses  incidental  to holding  meetings of the Fund's shareholders;  and (xii) such extraordinary  non-recurring  expenses as may arise, including litigation  affecting the Fund and any  obligation  which the Fund may have to indemnify its officers and trustees with respect  thereto.  Any officers or employees of OFI or any entity controlling,  controlled  by or  under  common  control  with  OFI,  who may  also  serve as officers,  trustees or  employees  of the Fund shall not receive any  compensation  from the
Fund for their services.

5.    Compensation of OFI.

      The Fund  agrees to pay OFI and OFI  agrees to  accept  as full  compensation  for the performance  of all  functions  and  duties  on its  part to be  performed  pursuant  to the provisions  hereof,  a fee  computed  on the net asset  value of the Fund as of the close of each  business  day and payable  monthly at annual rate of .60% of the first $200 million of average net assets,  .55% of the next $100 million,  .50% of the next $200 million,  .45% of the next $250  million,  .40% of the next $250  million,  and .35% of average  net assets in excess of $1 billion.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a  royalty-free,  non-exclusive  license to use the name
"Oppenheimer"  in the name of the Fund for the duration of this Agreement and any extensions or  renewals  thereof.  To the  extent  necessary  to  protect  OFI's  rights  to  the  name
"Oppenheimer"  under applicable law, such license shall allow OFI to inspect and, subject to control by the Fund's Board,  control the nature and quality of services offered by the Fund under such name.  Such license may, upon  termination  of this  Agreement,  be terminated by
OFI, in which event the Fund shall promptly take whatever  action may be necessary to change its name and discontinue any further use of the name  "Oppenheimer"  in the name of the Fund or  otherwise.  The  name  "Oppenheimer"  may be used by OFI in  connection  with any of its activities, or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a) OFI is  authorized,  in arranging  the  purchase and sale of the Fund's  portfolio securities,  to employ or deal with such members of  securities  or  commodities  exchanges, brokers or dealers (hereinafter  "broker-dealers"),  as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and reliable  execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain the benefit of such investment  information or research as will be of significant  assistance to the  performance  by OFI of its investment  management functions.

      (b) OFI shall select  broker-dealers  to effect the Fund's  portfolio  transactions on the basis of its  estimate  of their  ability to obtain best  execution  of  particular  and related  portfolio  transactions.  The abilities of a broker-dealer to obtain best execution of particular  portfolio  transaction(s)  will be judged by OFI on the basis of all relevant factors and  considerations  including,  insofar as  feasible,  the  execution  capabilities
required  by  the  transaction  or   transactions;   the  ability  and  willingness  of  the
broker-dealer to facilitate the Fund's portfolio  transactions by participating  therein for its own account;  the importance to the Fund of speed,  efficiency or  confidentiality;  the broker-dealer's  apparent  familiarity  with sources from or to whom  particular  securities might be  purchased or sold;  as well as any other  matters  relevant to the  selection of a broker-dealer for particular and related transactions of the Fund.

      (c) OFI shall have discretion,  in the interests of the Fund, to allocate brokerage on the Fund's portfolio  transactions to broker-dealers  other than affiliated  broker-dealers, qualified  to obtain  best  execution  of such  transactions  who provide  brokerage  and/or research  services  (as such  services  are defined in Section  28(e)(3)  of the  Securities
Exchange  Act of 1934) for the Fund and/or other  accounts for which OFI and its  affiliates exercise  "investment  discretion"  (as that term is  defined  in  Section  3(a)(35)  of the
Securities  Exchange  Act of 1934)  and to  cause  the  Fund to pay  such  broker-dealers  a commission  for  effecting  a  portfolio  transaction  for the Fund that is in excess of the amount of commission another  broker-dealer  adequately qualified to effect such transaction would have charged for effecting that  transaction,  if OFI determines,  in good faith, that such  commission is reasonable  in relation to the value of the  brokerage  and/or  research services  provided  by such  broker-dealer,  viewed  in  terms  of  either  that  particular transaction or the overall  responsibilities  of OFI and its investment  advisory affiliates with respect to the accounts as to which they exercise  investment  discretion.  In reaching such determination,  OFI will not be required to place or attempt to place a specific dollar value  on the  brokerage  and/or  research  services  provided  or  being  provided  by such broker-dealer.  In  demonstrating  that such  determinations  were made in good  faith,  OFI shall be prepared to show that all commissions were allocated for the purposes  contemplated by this  Agreement  and that the total  commissions  paid by the Fund over a  representative period  selected by the Fund's  trustees were  reasonable in relation to the benefits to the
Fund.

       (d) OFI shall have no duty or obligation to seek advance  competitive bidding for the most favorable  commission  rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the basis of its  purported  or "posted"  commission  rate but will,  to the best of its ability,  endeavor to be aware of the current level of the charges of eligible  broker-dealers  and to minimize the expense  incurred by the Fund for effecting its portfolio  transactions to the extent  consistent with the interests and policies of the
Fund as  established  by the  determinations  of its Board of Trustees and the provisions of this paragraph 7.

      (e) The Fund  recognizes  that an affiliated  broker-dealer  (i) may act as one of the
Fund's  regular  brokers  so long as it is  lawful  for it so to  act;  (ii)  may be a major recipient  of  brokerage  commissions  paid by the  Fund;  and (iii)  may  effect  portfolio transactions for the Fund only if the commissions,  fees or other  remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule,
regulation  or  order  adopted  under  the  Investment   Company  Act  for  determining  the
permissible level of such commissions.

8.    Duration.

      This  Agreement  will take effect on the date first set forth above and will remain in effect from year to year,  so long as such  continuance  is  specifically  approved at least annually by the Board of  Trustees,  including  a vote of a majority of the  Trustees of the
Fund who are not  parties to this  Agreement  or  "interested  persons"  (as  defined in the
Investment  Company  Act) of any such  party,  cast in person at a  meeting  called  for the purpose  of voting on such  approval,  or by the vote of the  holders  of a  "majority"  (as defined in the Investment  Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.    Termination.

      This  Agreement may be terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days' written  notice  (which  notice may be waived by the Fund);  or (ii) by the Fund at any time without  penalty upon sixty days'  written  notice to OFI (which notice may be waived by OFI)

provided  that such  termination  by the Fund shall be directed or approved by the vote of a majority of all of the  Trustees of the Fund then in office or by the vote of the holders of a  "majority"  (as  defined  in  the  Investment  Company  Act)  of the  outstanding  voting securities of the Fund.

10.   Assignment or Amendment.

      This  Agreement may not be amended or the rights of OFI hereunder  sold,  transferred, pledged or  otherwise  in any manner  encumbered  without  the  affirmative  vote or written consent of the holders of the majority of the  outstanding,  voting  securities of the Fund;
this  Agreement  shall  automatically  and  immediately   terminate  in  the  event  of  its
"assignment," as defined in the Investment Company Act.

11.   Disclaimer of Shareholder Liability.

      OFI understands  that the obligations of the Fund under this Agreement are not binding upon any  Trustee  or  shareholder  of the Fund  personally,  but bind only the Fund and the
Fund's  property.  OFI represents that it has notice of the provisions of the Declaration of
Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

12.   Definitions.

      The terms and  provisions  of this  Agreement  shall be  interpreted  and defined in a manner consistent with the provisions and definitions of the Investment Company Act.

                                    Oppenheimer AMT-Free Municipals

                              By:   /s/ Robert G. Zack
                                    Robert G. Zack
                                    Secretary

                                    OppenheimerFunds, Inc.

                              By:   /s/ John V. Murphy
                                    John V. Murphy
                                    Chairman, President & Chief Executive Officer